Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
of CHONGQING DALIN BIOLOGIC TECHNOLOGIES CO., LTD AND SUBSIDIARIES

We have audited the accompanying consolidated balance sheets of Chongqing Dalin Biologic Technologies Co., Ltd. and Subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of income and other comprehensive income, shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Chongqing Dalin Biologic Technologies Co., Ltd. and Subsidiaries as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Moore Stephens Wurth Frazer and Torbet, LLP

Walnut, California
May 15, 2009

CHONGQING DALIN BIOLOGIC TECHNOLOGIES CO., LTD AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2008 AND 2007

ASSETS

	2008	2007
CURRENT ASSETS:
Cash and cash equivalent	$11,954,266	$10,206,160
Accounts receivable - related party, net of allowance for doubtful accounts of $20,375and $19,805 as of December 31, 2008 and 2007, respectively	399,647	143,706
Other receivables	470,129	403,653
Inventories	8,269,691	3,664,012
Prepayments and deferred expense	458,416	351,578
Total current assets	21,552,149	14,769,109
PLANT AND EQUIPMENT, net	6,055,897	5,464,151
OTHER ASSETS:
Prepayments - non-current	3,060,302	1,726,733
Intangible assets, net	1,727,934	1,552,569
Total other assets	4,788,236	3,279,302
Total assets	$32,396,282	$23,512,562

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,278,457	$2,325,497
Short term loans - bank	2,539,509	3,636,232
Other payables and accrued liabilities	6,629,223	6,897,173
Other payable - related parties	2,122,772	1,996,176
Other payable - shareholders	1,785,316	1,435,415
Customer deposits	2,501,848	3,304,323
Taxes payable	2,139,064	351,579
Total current liabilities	18,996,189	19,946,395
LONG TERM LOANS	2,934,000	3,153,300
Total liabilities	21,930,189	23,099,695
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST	8,646,969	1,895,836
SHAREHOLDERS' EQUITY:
Paid-in-capital	605,000	605,000
Stockholder receivable	(4,467,015)	-
Statutory reserves	1,505,911	-
Retained earnings/(deficit)	4,062,391	(1,919,999)
Accumulated other comprehensive income/(loss)	112,837	(167,970)
Total shareholders' equity	1,819,124	(1,482,969)
Total liabilities and shareholders' equity	$32,396,282	$23,512,562

See report of independent registered public accounting firm. The accompanying notes are an integral part of these statements.

CHONGQING DALIN BIOLOGIC TECHNOLOGIES CO., LTD AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
REVENUES	$33,192,125	$19,870,928
COST OF SALES	11,503,282	15,344,777
GROSS PROFIT	21,688,843	4,526,151
OPERATING EXPENSES:
Selling expenses	1,270,607	1,137,122
General and administrative expenses	2,750,464	1,558,672
Research and development expenses	336,066	22,833
Total operating expenses	4,357,137	2,718,627
INCOME FROM OPERATIONS	17,331,706	1,807,524
OTHER EXPENSES, net
Interest expense, net	304,626	298,901
Other expense (income), net	103,446	(1,061,606)
Total other expenses, net	408,072	(762,705)
INCOME BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTEREST	16,923,634	2,570,229
PROVISION FOR INCOME TAXES	2,684,200	653,170
NET INCOME BEFORE MINORITY INTEREST	14,239,434	1,917,059
LESS MINORITY INTEREST	6,751,133	967,874
NET INCOME	7,488,301	949,185
OTHER COMPREHENSIVE INCOME/(LOSS):
Foreign currency translation gain/(loss)	280,807	(23,724)
COMPREHENSIVE INCOME	$7,769,108	$925,461

See report of independent registered public accounting firm. The accompanying notes are an integral part of these statements.

CHONGQING DALIN BIOLOGIC TECHNOLOGIES CO., LTD AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

				Retained earnings		Accumulated other
	Paid-in		Shareholder	Statutory		comprehensive
	Capital		Receivable	reserves	Unrestricted	income	Totals
BALANCE, January 1, 2007	$605,000	$		$-	$(2,869,184)	$(144,246)	$(2,408,430)
Net income					949,185		949,185
Adjustment to statutory reserve					-		-
Foreign currency translation adjustments						(23,724)	(23,724)
BALANCE, December 31, 2007	$605,000		$-	$-	$(1,919,999)	$(167,970)	$(1,482,969)
Stockholder receivable			(4,467,015)				(4,467,015)
Net income					7,488,301		7,488,301
Adjustment to statutory reserve				1,505,911	(1,505,911)		-
Foreign currency translation adjustments						280,807	280,807
BALANCE, December 31, 2008	$605,000		$(4,467,015)	$1,505,911	$4,062,391	$112,837	$1,819,124

See report of independent registered public accounting firm. The accompanying notes are an integral part of these statements.

CHONGQING DALIN BIOLOGIC TECHNOLOGIES CO., LTD AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,488,301	$949,185
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	1,133,567	923,322
Amortization	71,607	138,818
Loss from disposal of equipment	5,992	-
Minority interest	6,751,133	967,874
Debt forgiven as government grant	-	(1,109,337)
Changes in operating assets and liabilities:
Accounts receivable	(241,604)	142,277
Other receivables	(37,547)	91,195
Inventories	(4,273,520)	3,914,441
Prepayments and deferred expenses	(80,791)	(274,501)
Long term receivable - shareholder	-	(19,751)
Accounts payable	(1,188,845)	176,113
Other payables and accrued liabilities	1,249,870	5,896,945
Customer deposits	(1,015,879)	(3,664,085)
Taxes payable	1,732,224	160,411
Net cash provided by operating activities	11,594,508	8,292,907
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of intangible assets	-	(1,303,302)
Purchase of equipment	(1,350,918)	(1,670,974)
Advances on equipment and intangible purchases	(1,191,581)	(1,591,245)
Proceeds from disposal of fixed assets	5,858	-
Increase in shareholder receivable	(5,600,228)	-
Net cash used in investing activities	(8,188,683)	(4,565,521)
CASH FLOWS FROM FINANCING ACTIVITIES:
Other payable - related parties	-	3,231,898
Repayments of shareholders and officers loan	(546,306)	(790,539)
Proceeds from short term loan - banks	663,090	1,211,364
Repayment of short term loan - banks	(2,421,840)	(3,436,587)
Proceeds from long term loans - banks	-	3,847,883
Net cash (used in) provided by financing activities	(2,305,056)	4,064,019
EFFECT OF EXCHANGE RATE CHANGES ON CASH	595,523	354,834
INCREASE IN CASH	1,748,106	8,146,239
CASH AND CASH EQUIVALENT, beginning of year	10,206,160	2,059,921
CASH AND CASH EQUIVALENT, end of year	$11,954,266	$10,206,160

Supplemental disclosures:
Interest paid	$390,239	$385,641
Income taxes paid	$2,055,497	$1,337,359

See report of independent registered public accounting firm. The accompanying notes are an integral part of these statements.

CHONGQING DALIN BIOLOGIC TECHNOLOGIES CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 1 – Organization background and principal activities

Principal Activities and Reorganization

Chongqing Dalin Biologic Technologies Co., Ltd. (the "Company" or "Dalin") was originally incorporated in 2003 under the laws of the People’s Republic of China ("PRC"). The Company through its direct and indirect subsidiaries is principally engaged in the research, consulting, development, commercialization, manufacture and sale of human blood products to customers in the PRC and India.

On September 26, 2008, Logic Express Limited ("Logic Express"), a wholly-owned BVI subsidiary of China Biologic Product, Inc. through Logic Holdings, the newly established subsidiary in Hong Kong, entered into an Equity Transfer Agreement with the four individual shareholders of Dalin, Fan Shaowen, Chen Aimin, Chen Aiguo and Yang Gang, for the purchase of a total of a 90% equity interest in Dalin, for a price of $28,518,480 (RMB 194,400,000). Mr. Fan Shaowen, one of the original shareholders remains to hold 10% equity interest of the Company. By April 2009, Logic Express made three payments for total amount of approximately $25,638,850 (RMB 174,960,000), which represents 90% of the purchase price in accordance with terms of the equity transfer agreement. Logic Holdings is obligated to pay the fourth and final installment, representing the remaining 10% of the purchase price, on or before April 9, 2010, the one-year anniversary of the local Administration for Industry and Commerce’s approval of the equity transfer.

In accordance with the terms of the equity transfer agreement, Logic Holdings effectively became a 90% shareholder in Dalin, including the right to receive it’s pro rata share of the profits on January 1, 2009.

Note 2 – Summary of significant accounting policies

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). All material inter-company transactions and balances have been eliminated in the consolidation.

The consolidated financial statements of Dalin Biological Technology Co., Ltd and Subsidiaries reflect the activities of the parent and the following subsidiaries:

			Ownership
Subsidiaries	Incorporated in	Ownership	Percentage
Qianfeng Biological Products Co., Ltd.	People’s Republic of China	Direct	54%
("Qianfeng")
Guizhou Qianfeng Renyuan Biologic Products Co., Ltd	People’s Republic of China	Indirect	25%
("Renyuan")
Plasma Stations ( Puding, Weining, Nayong, Huanping,	People’s Republic of China	Indirect	80%
Zhenyuan, Sansui and Danzhai stations)

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. For example, management estimates the fair value of stock based compensation as well as potential losses on outstanding receivables. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

Foreign currency translation

The reporting currency of the Company is the US dollar. The Company’s principal operating subsidiaries established in the PRC use their local currency, Renminbi ("RMB") which is also the Company’s functional currency. Results of operations and cash flows are translated at average exchange rates during the period. Assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period; translation adjustments resulting from this process are included in accumulated other comprehensive income in the statements of stockholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

See report of independent registered public accounting firm.

DALIN BIOLOGICAL TECHNOLOGY COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

In accordance with FAS 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding amounts on the balance sheet.

The consolidated balance sheet amounts, with the exception of equity at December 31, 2008 and 2007 were translated at RMB6.82 and RMB7.29 to $1.00, respectively. The equity accounts were stated at their historical rate. The average translation rates applied to consolidated statements of income and cash flow for the years ended December 31, 2008 and 2007 were RMB6.94 and RMB7.59, respectively.

Revenue recognition

The Company recognizes revenue when products are delivered and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable, which are generally considered to be met upon delivery and acceptance of products at the customer site. Sales are presented net of any discounts given to customers. As a policy, the Company does not accept any product returns and based on our records, product returns, if any, are immaterial. Sales revenue represents the invoiced value of goods, net of a value-added tax ("VAT"). All products produced by the Company and sold in the PRC are subject to a Chinese VAT at a rate of 6% of the gross sales price or at a rate approved by the Chinese local government.

Shipping and Handling

Shipping and handling costs incurred for shipping of finished products to customers are included in selling, general and administrative expenses and totaled $69,452 and $87,412 for the years ended December 31, 2008, and 2007, respectively.

Financial instruments

FAS 107, "Disclosures about Fair Value of Financial Instruments" defines financial instruments and requires fair value disclosures about those instruments. FAS 157, "Fair Value Measurements", adopted January 1, 2008, defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. The three levels are defined as follow:

  Level 1: inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

  Level 2: inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

  Level 3: inputs to the valuation methodology are unobservable and significant to the fair value.

The Company concluded receivables, payables, accrued liabilities and short term loans qualify as financial instruments and the carrying amounts of approximate their fair values because of the short period of time between the origination of such instruments, their expected realization, and if applicable, their stated rates of interest are equivalent to interest rates currently available. The long term bank loans also qualify as a financial instrument. The Company used Level 3 inputs for its valuation methodology for the long term bank loan by comparing the stated loan interest rate to the rate charged by the Bank of China to similar loans.

	Carrying Value as of	Fair Value Measurements at December 31, 2008
	December 31, 2008	using Fair Value Hierarchy
		Level 1	Level 2	Level 3
Long term bank loan	$2,934,000	$-	$-	$2,934,000

See report of independent registered public accounting firm.

DALIN BIOLOGICAL TECHNOLOGY COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

The Company did not identify any assets or liabilities that are required to be presented on the balance sheet at fair value in accordance with FAS 157.

Concentration of risk

The Company's operations are carried out in the PRC and are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC economy. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the PRC. Certain financial instruments, which subject the Company to concentration of credit risk, consist of cash. The Company maintains balances at financial institutions or state-owned banks within the PRC are not covered by insurance. Total cash in state-owned banks at December 31, 2008 and 2007 amounted to $11,802,030 and $10,160,080, respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

The Company’s major product, human albumin, accounted for 71.4% and 85.6% of total revenues, for the years ended December 31, 2008 and 2007, respectively. If the market demands for human albumin cannot be sustained in the future or if the price of human albumin decreases, it would adversely affect the Company’s operating results.

Most of the Company’s customers are located in the PRC. As of December 31, 2008 and 2007, the Company had no significant concentration of credit risk, except for the amounts due from a related party. There were two customers that individually comprised 10% or more of the revenue during the fiscal year ended December 31, 2008 and 2007, respectively. The related party represented the entire accounts receivable at December 31, 2008 and 2007

Accounts receivable

During the normal course of business, the Company extends unsecured credit to its customers. Management reviews its accounts receivable on a regular basis to determine if the allowance for doubtful accounts is adequate. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Account balances are written-off after management has exhausted all efforts of collection.

Inventories

Inventories are stated at the lower of cost or market using the weighted average basis and consist of the following:

	December 31, 2008	December 31, 2007
Raw materials	$5,384,123	$1,067,551
Work-in-process	2,361,187	897,579
Finished goods	524,381	1,698,882
Total	$8,269,691	$3,664,012

The Company reviews its inventory periodically for possible obsolete goods or to determine if any reserves are necessary for potential obsolescence. As of December 31, 2008 and 2007, the Company has determined that no reserve is necessary.

See report of independent registered public accounting firm.

DALIN BIOLOGICAL TECHNOLOGY COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets with 5% residual value. Depreciation expense for the year ended December 31, 2008 and 2007 amounted to $1,133,567 and $923,322, respectively.

Estimated useful lives of the assets are as follows:

Estimated Useful Life
Buildings and improvement	20 years
Machinery and equipment	10 years
Furniture, fixtures and office equipment	5-10 years
Motor vehicle	8 years

The Company evaluates the carrying value of long-lived assets each reporting period. When estimated cash flows generated by those assets are less than the carrying amounts of the asset, the Company recognizes an impairment loss. Based on its review, the Company believes that, as of December 31, 2008, there were no impairments of its long-lived assets.

Plant and equipment consist of the following:

	December 31, 2008	December 31, 2007
Buildings and improvements	$3,686,591	$3,479,023
Machinery and equipment	10,252,753	8,391,333
Furniture, fixtures, and office equipment	506,222	449,054
Vehicle	639,651	549,030
Total depreciable assets	15,085,217	12,868,440
Accumulated depreciation	(9,029,320)	(7,404,289)
Total	$6,055,897	$5,464,151

Intangible assets

Intangible assets are stated at cost (estimated fair value upon contribution or acquisition), less accumulated amortization. Amortization expense is recognized on the straight-line basis over the estimated useful lives of the assets as follows:

Intangible assets	Estimated useful lives
Land use rights	50 years
Permits and licenses	5-10 years
Software Licenses	5 years

All land in the PRC is owned by the government; however, the government grants "land use rights." The Company has obtained rights to use various parcels of land for 50 years. The Company amortizes the cost of the land use rights over their useful life using the straight-line method.

Intangible assets consisted of the following:

	December 31, 2008	December 31, 2007
Land use rights	$1,180,604	$960,365
Permits and licenses	726,919	679,350
Software	9,911	9,262
Totals	1,917,434	1,648,977
Accumulated amortization	(189,500)	(96,408)
Intangible assets, net	$1,727,934	$1,552,569

Total amortization expense for the fiscal year ended December 31, 2008 and 2007 amounted to $71,607 and $138,818, respectively.

Intangible assets of the Company are reviewed at least annually or more often if circumstances dictate, to determine whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the years of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of December 31, 2008, the Company expects these assets to be fully recoverable.

See report of independent registered public accounting firm.

DALIN BIOLOGICAL TECHNOLOGY COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Revenues

The Company’s revenues are primarily derived from the manufacture and sale of human blood products. The Company’s revenues by significant types of product for the fiscal year ended December 31, 2008 and 2007 are as follows:

	2008	2007
Human Albumin – 20%/10ml, 20%/25ml and 20%/50ml	$23,697,884	$17,008,562
Human Hepatitis B Immunoglobulin	370,632	3,283
Human Immunoglobulin for Intravenous Injection	3,743,800	1,895,014
Human Immunoglobulin for Muscular Injection	633,764	103,404
Human Rabies Immunoglobulin	1,641,949	376,875
Human Tetanus Immunoglobulin	2,254,704	158,687
Placenta Polypeptide processing fee – related party	653,354	322,875
Others	196,038	2,228
Totals	$33,192,125	$19,870,928

Research and development costs

Research and development (or "R&D") expenses include salaries, benefits, and other headcount related costs, clinical trial and related clinical manufacturing costs, contract and other outside service fees, and facilities and overhead costs. The costs the Company incurs with respect to internally developed products are included in R&D expenses as incurred. The costs of material and equipment that are acquired or constructed for research and development activities and which have alternative future uses, either in research and development, marketing, or sales, are classified as property and equipment and depreciated over their estimated useful lives.

Retirement and other post retirement benefits

Contributions to retirement schemes (which are defined contribution plans) are charged to the statement of operations as and when the related employee service is provided.

Income taxes

The Company accounts for income taxes under FAS 109, "Accounting for Income Taxes", which requires the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consist of taxes currently due plus deferred taxes. Since the Company had no operations within the United States there is no provision for US taxes and there are no deferred tax amounts at December 31, 2008 and 2007. In July, 2006, the FASB issued FIN 48, "Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109", which clarifies the accounting for uncertainty in tax positions taken or expected to be taken in a return. FIN 48 provides guidance on the measurement, recognition, classification and disclosure of tax positions, along with accounting for the related interest and penalties. FIN 48 became effective at the beginning of 2007 and had no impact on the Company’s consolidated financial statements.

The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Value added tax

Enterprises or individuals, who sell products, engage in repair and maintenance or import and export goods in the PRC are subject to a VAT in accordance with Chinese laws. The VAT rate applicable to the Company is 6% of the gross sales price. No credit is available for VAT paid on purchases.

See report of independent registered public accounting firm.

DALIN BIOLOGICAL TECHNOLOGY COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Minority interest

Minority interest consists of the interest of minority shareholders in the consolidated subsidiaries of the Company. As of December 31, 2008 and December 31, 2007, minority interest amounted to $8,646,969 and $1,895,836, respectively.

Recently issued accounting pronouncements

In February 2007, the FASB issued FAS 159, "The Fair Value Option for Financial Assets and Financial Liabilities—including an amendment of FASB Statement No. 115" which permits companies to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The objective of FAS 159 is to provide opportunities to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply hedge accounting provisions. FAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. The Company adopted FAS 159 on January 1, 2008, and chose not to elect the option to measure the fair value of eligible financial assets and liabilities.

In June 2007, the FASB issued FSP EITF 07-3, "Accounting for Nonrefundable Advance Payments for Goods or Services Received for use in Future Research and Development Activities", which addresses whether nonrefundable advance payments for goods or services that used or rendered for research and development activities should be expensed when the advance payment is made or when the research and development activity has been performed. The adoption of FSP EITF 07-3 did not have an impact on the Company’s consolidated financial statements

In December 2007, the FASB issued FAS 160, "Noncontrolling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51", which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. The Statement also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. FAS 160 is effective for fiscal years beginning after December 15, 2008. . The Company believes adopting FAS 160 will have a significant impact on the presentation of its financial statements for existing minority ownership and for any purchase of minority interest completed after December 31, 2008.

In December 2007, the FASB issued FAS 141(R), "Business Combinations" to replace FAS 141, "Business Combinations". FAS 141R retains the fundamental requirements in FAS 141 that the acquisition method of accounting (which FAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. FAS 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions. This replaces FAS 141’s cost-allocation process, which required the cost of an acquisition to be allocated to the individual assets acquired and liabilities assumed based on their estimated fair values. FAS 141R also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with FAS 141R). FAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The Company believes adopting FAS 141R will have a significant impact on its financial statements for all business combinations completed after December 31, 2008.

In March 2008, the FASB issued FAS 161, "Disclosures about Derivative Instruments and Hedging Activities – An Amendment of SFAS No. 133". Effective on January 1, 2009, FAS 161 seeks to improve financial reporting for derivative instruments and hedging activities by requiring enhanced disclosures regarding the impact on financial position, financial performance, and cash flows. To achieve this increased transparency, FAS 161 requires (1) the disclosure of the fair value of derivative instruments and gains and losses in a tabular format; (2) the disclosure of derivative features that are credit risk-related; and (3) cross-referencing within the footnotes FAS 161 has no impact on the Company’s financial conditions, operation or cash flows as the Company does not own any derivative instruments or participate in hedging activities

See report of independent registered public accounting firm.

DALIN BIOLOGICAL TECHNOLOGY COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

In May 2008, the FASB issued FAS 162, "The Hierarchy of Generally Accepted Accounting Principles". FAS 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. GAAP for nongovernmental entities. FAS 162 is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles." FAS 162 has no impact on the Company’s financial condition, operations or cash flows.

In June 2008, the FASB issued EITF 07-5 "Determining whether an Instrument (or Embedded Feature) is indexed to an Entity’s Own Stock". This Issue is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early application is not permitted. Paragraph 11(a) of FAS 133 "Accounting for Derivatives and Hedging Activities" specifies that a contract that would otherwise meet the definition of a derivative but is both (a) indexed to the Company’s own stock and (b) classified in stockholders’ equity in the statement of financial position would not be considered a derivative financial instrument. EITF 07-5 provides a new two-step model to be applied in determining whether a financial instrument or an embedded feature is indexed to an issuer’s own stock and thus able to qualify for the FAS 133 paragraph 11(a) scope exception. This standard triggers liability accounting on all options and warrants exercisable at strike prices denominated in any currency other than the functional currency of the operating entity in China (Renminbi). EITF 07-5 is effective for fiscal years beginning after December 15, 2008, and is expected to materially affect the Company’s financial statements to carry all warrants and options as liabilities at fair value and to reflect the change in fair value as a gain (loss).

In June 2008, FASB issued EITF 08-4, "Transition Guidance for Conforming Changes to Issue No. 98-5." The objective of EITF 08-4 is to provide transition guidance for conforming changes made to EITF 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios", that result from EITF 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments", and SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This Issue is effective for financial statements issued for fiscal years ending after December 15, 2008. Early application is permitted. EITF 08-4 had no impact on the Company’s financial statements.

On October 10, 2008, the FASB issued FSP 157-3, "Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active," which clarifies the application of SFAS 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. FSP 157-3 became effective on October 10, 2008, and its adoption did not have a material impact on our financial position or results for the years ended December 31, 2008.

In January 2009, the FASB issued FSP EITF 99-20-1, "Amendments to the Impairment Guidance of EITF Issue No. 99-20, and EITF 99-20, Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets". FSP EITF 99-20-1 changes the impairment model included within EITF 99-20 to be more consistent with the impairment model of SFAS 115. FSP EITF 99-20-1 achieves this by amending the impairment model in EITF 99-20 to remove its exclusive reliance on "market participant" estimates of future cash flows used in determining fair value. Changing the cash flows used to analyze other-than-temporary impairment from the "market participant" view to a holder’s estimate of whether there has been a "probable" adverse change in estimated cash flows allows companies to apply reasonable judgment in assessing whether an other-than-temporary impairment has occurred. The adoption of FSP EITF 99-20-1 did not have a material impact on our consolidated financial statements because all of our investments in debt securities are classified as trading securities.

Note 3 – Related party transactions

The material related party transactions undertaken by the Company with related parties during the fiscal year ended December 31, 2008 and 2007 are presented as follows:

Amount Due from	Purpose	December 31, 2008	December 31, 2007
Accounts receivable –related party	Trade receivable	399,647	143,706

Amount Due to	Purpose	December 31, 2008	December 31, 2007
Guizhou Eakan Investing Corp. (1)	Loan	$ 2,122,772	$ 1,996,176
Shareholder of Dalin (2)	Contribution	792,180	-
Guizhou Jie’an (3)	Contribution	963,796	900,725
Chen, Ai Min (4)	Loan	29,340	54,840
Shareholder of Renyuan (5)	Loan	-	479,850

See report of independent registered public accounting firm.

DALIN BIOLOGICAL TECHNOLOGY COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

(1) The Company has payables to Guizhou Eakan Investing Corp, of $2,122,772 and $1,996,176 as of December 31, 2008 and 2007, respectively. Guizhou Eakan Investing Corp. is a shareholder of Guizhou Eakon, one of the Company’s subsidiaries, Qianfeng’s shareholders. The loan is non interest bearing, due on demand with no fix repayment terms. The Company intends to repay amount in form of cash.

(2) The contribution represents a deposit made from Logic Express to Dalin’s four shareholders pursuant to Equity Transfer Agreement with shareholders of the Company. The Company is yet to transfer this amount to the shareholders upon closing of the equity transfer in 2009. The Company intends to repay amount in form of cash.

(3) The Company has payables to Guizhou Jie’an of $963,796 and $900,725 as of December 31, 2008 and 2007, respectively. The Company received additional contributions from Guizhou Jie’an to maintain Jie’an ownership interest in the Company at 9%. However, due to the legal dispute among the Qianfeng shareholders over the raising of additional capital, as stated in Note 7, commitment and contingent liabilities, the money may be returned to Jie’an.

(4).The Company has a payable due to Chen Ai Min, one of Dalin’s shareholders, for working capital purposes. As of December 31, 2008 and 2007, payables due to Chen Ai Min amounted to $29,340 and $54,840, respectively. The amount is non interest bearing, due on demand with no fix terms of repayment. The Company intends to repay amount in form of cash.

(5).The Company has a payable due to YuXiang Huang, one of Renyuan’s minority shareholders, for working capital purposes. As of December 31, 2007, payables amounted to $479,850. The amount is non interest bearing and due in one year. The amount is paid in 2008.

On November 13, 2008, Qianfeng advanced its minority shareholders Guizhou Eakan, Guizhou Jie’an and YiGong amounted to a total of $4,467,015, as shareholders loans according to the shareholders resolution of November 10, 2008. The loans are unsecured and bear an interest at 8% per annum and mature in one year. The Company recorded these loans as shareholder receivable and as a reduction to shareholders’ equity. The Company declared dividend in March 2009, and the dividend payable was used to offset with balance due from shareholders and interest accrued.

Pursuant to a rental agreement with Eakan Pharmaceutical Co.’s subsdiairy – KeHui Pharmaceutical Co Ltd., the Company rents a 1200 sq meter space to KeHui from January 1, 2004 to December 31, 2008 with rental fee of $721 (RMB5, 000) per year.

Note 4 – Prepayments and deferred expense

Prepayments and deferred expense represent partial payments for deposits on raw material purchases and prepayment for insurance expenses and amounted to $458,416 and $351,578, as of December 31, 2008 and 2007, respectively.

Non-current prepayments represent partial payments or deposits on plant and equipment and intangible assets purchases and amounted to $3,060,302 and $1,726,733, as of December 31, 2008 and 2007, respectively.

Note 5 – Debt

Short term and long term loans

Short term loans represent loans due to banks and government which are normally due within one year or on demand.

See report of independent registered public accounting firm.

DALIN BIOLOGICAL TECHNOLOGY COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

The Company’s loans consist of the following:

	December 31, 2008	December 31, 2007

Short term governmental loan, unsecured, due on demand, interest free	$73,350	$68,550

Current portion of long term debt, due December 2009, annual interest rate at 8.93%	440,100	411,300

Short term bank loan, guaranteed by Eakan Investing Corp, due December 2008, annual interest rate at 8.541%	-	1,261,320

Loans from various third parties, interest free and due upon demand	2,026,059	1,895,062

Total Short term loans	$2,539,509	$3,636,232

Long term bank loan, secured by inventory, machinery and equipment, buildings, and land use right, due April and June 2010, annual interest rate between 7.76% to 8.93%	$2,934,000	$3,153,300

Interest expense incurred for the above loans amounted to $390,239 and $332,407 for the years ended December 31, 2008 and 2007, respectively.

Other payables and accruals

Other payables and accruals consist of the following:

	December 31, 2008	December 31, 2007
Deposits by potential strategic investors (1)	$5,832,792	$5,451,096
Accruals for salaries and welfare	209,231	278,448
Others	587,200	1,167,629
Total	$6,629,223	$6,897,173

(1)

Deposits by potential strategic investors consist of money received from potential private strategic investors in connection with subscribing shares from Qianfeng pursuant to Equity Purchase Agreement as disclosed in below legal proceedings.

Note 6 – Taxes

Income taxes

The Company is governed by the PRC’s Income Tax Law, and is generally subject to the prevalent PRC income tax rate on income reported in the statutory financial statements after appropriate tax adjustments, unless the enterprise is located in a specially designated region for which more favorable effective tax rates apply. The Company’s subsidiary, QianFeng, is located in the mid-west region of China, and therefore it qualifies for the "Go-West" 15% tax rate promulgated by the PRC government. As a result, Qianfeng’s income tax is accrued at 15%.

Beginning January 1, 2008, the new Enterprise Income Tax ("EIT") law will replace the existing laws for Domestic Enterprises ("DES") and Foreign Invested Enterprises ("FIEs").

The key changes are:

a.

The new standard EIT rate of 25% will replace the 33% rate currently applicable to both DES and FIEs, except for High Tech companies who pays at a reduced rate of 15%; and

b.

Companies established before March 16, 2007 will continue to enjoy tax holiday treatment approved by local government for a grace period of the next 5 years or until the tax holiday term is completed, whichever is sooner.

See report of independent registered public accounting firm.

DALIN BIOLOGICAL TECHNOLOGY COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

The Company’s subsidiary, Qianfeng, was established before March 16, 2007 and therefore is qualified to continue enjoying the reduced tax rate as described above.

The parent company, Dalin, and the Company’s subsidiary, Renyuan, are both taxed at standard tax rate of 25% and 33% for the years ended December 31, 2008 and 2007, respectively.

The Company’s subsidiaries, the plasma stations, are treated as small scale taxpayers and are subject to a tax rate of 6%.

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the years ended December 31, 2008 and 2007:

	2008	2007
U.S. Statutory rates	35.0%	35.0%
Foreign Income	(35.0)	(35.0)
China Tax rates	25.0	33.0
China income tax exemption	(10.0)	(18.0)
Other items (1)	0.9	10.4
Effective income tax rates	15.9%	25.4%

(1) The 0.9% represents the write-off of prior year liabilities that are not deductible in PRC for the year ended December 31, 2008. The 10.4% represents additional taxes paid on the $1,214,483 loan forgiven by the government along with other miscellaneous expenses that are not deductible in PRC for the year ended December 31, 2007.

The estimated tax savings due to the tax exemption for the fiscal year ending December 31, 2008 and 2007 amounted to $1,727,729 and $680,701, respectively.

Value added tax

VAT on sales amounted to $2,672,953 and $1,718,336 for the years ended December 31, 2008 and 2007, respectively. Sales are recorded net of VAT collected and paid as the Company acts as an agent for the government. VAT taxes are not impacted by the income tax holiday.

Taxes payable consisted of the following:

	December 31, 2008	December 31, 2007
VAT tax payable	$259,889	$250,538
Income tax payable	638,379	80,772
Personal income tax payable	1,234,432	19,675
Others miscellaneous tax payable	6,364	594
Total	$2,139,064	$351,579

Note 7 – Commitments and contingent liabilities

Capital and lease commitments

The Company’s subsidiary, Qianfeng, entered into a lease agreement on June 1, 2006 with a group of individuals in an area located next to its production facility, to lease and use the space for processing industrial wastes for 10 years. The annual lease amount is approximately $1,531(RMB 10,438).

The Company’s indirectly owned subsidiary, Huang Ping, entered into a lease with Huang Ping County Finance Department on April 28, 2007, Quizhou Province, to lease land use rights and use building and equipment for a period of 3 years. The annual lease payment is approximately $10,269(RMB 70,000).

The Company’s indirectly owned subsidiary, Pu Ding, entered into a lease with Pu Ping County Health Department, Quizhou Province on March 31, 2007, to lease land use rights and use building and equipment for a period of 3 years. The annual lease payment is approximately $22,005(RMB 150,000).

See report of independent registered public accounting firm.

DALIN BIOLOGICAL TECHNOLOGY COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

The Company’s indirectly owned subsidiary, Na Yong, entered into a lease with Na Yong County Health Department, Quizhou Province on March 31, 2007, to lease land use rights and use building and equipment for a period of 3 years. The annual lease payment is approximately $22,005(RMB 150,000).

The Company’s indirectly owned subsidiary, Wei Ning, entered into a lease with Wei Ning County Health Department, Quizhou Province on April 9, 2007, to lease land use rights and use building and equipment for a period of 3 years. The annual lease payment is approximately $11,720(RMB 80,000).

The Company recognizes lease expense on a straight line basis over the term of the lease in accordance to SFAS 13, "Accounting for leases." Total capital and lease commitments outstanding as of December 31, 2008 were as follows:

Fiscal year	2009	2010	2011	2012	2013	Thereafter
Property and equipment	$-	$-	$-	$-	$-	$-
Lease	67,546	18,826	1,531	1,531	1,531	5,231
Total	$67,546	$18,826	$1,531	$1,531	$1,531	$5,231

Guarantees

As of December 31, 2008, Qianfeng guaranteed approximately $1,467, 000 (RMB10, 000,000) of a short term bank loans for Eakan, a minority shareholder of Qianfeng. In return, Eakan cross guaranteed Qianfeng’s bank loan of $1,349,640. The Company is obligated to perform under the guarantee if Eakan fails to pay principal and interest payments when due. The maximum potential amount of future undiscounted payments under the guarantee is $1.5 million including accrued interest. As of December 31, 2008, the Company did not record a liability for the guarantee because management believes Eakan is current in its payment obligations, and the likelihood of the Company having to make good on the guarantee is remote.

Contingencies

In the normal course of business, the Company is exposed to claims related to the manufacture and use of the Company’s products. As of the date of this report, except for the two claims as described in the legal proceedings below, the Company is not aware of any other claims.

Legal proceedings

Dispute among Shareholders over Raising Additional Capital

On May 28, 2007, a 91% majority of Qianfeng’s shareholders approved a plan to raise additional capital from private strategic investors through the issuance of an additional 20,000,000 shares of Qianfeng equity interests at RMB 2.80 per share. The plan required all existing Qianfeng shareholders to waive their rights of first refusal to subscribe for the additional shares. The remaining 9% minority holder of Qianfeng’s shares, the Guizhou Jie’an Company, or Jie’an, did not support the plan and did not agree to waive its right of first refusal. On May 29, 2007, the majority shareholders caused Qianfeng to sign an Equity Purchase Agreement with certain investors, pursuant to which the investors agreed to invest an aggregate of approximately $7,475,832 (RMB 50,960,000) in exchange for 18,200,000 shares, or 21.4%, of Qianfeng’s equity interests. At the same time, Jie’an also subscribed for 1,800,000 shares, representing its 9% pro rata share of the 20,000,000 shares being offered. The proceeds from all parties were received by Qianfeng in accordance with the agreement.

In June 2007, Jie’an brought suit in the High Court of Guizhou province, China, against Qianfeng and the three other original Qianfeng shareholders, alleging the illegality of the Equity Purchase Agreement. In its complaint, Jie’an alleged that it had a right to acquire the shares waived by the original Qianfeng shareholders and offered to the investors in connection with the Equity Purchase Agreement. On September 12, 2008, the Guizhou High Court ruled against Jie’an and sustained the Equity Purchase Agreement, but on November 2008, Jie’an appealed the Guizhou High Court judgment to the People’s Supreme Court in Beijing. The People’s Supreme Court heard the case in February 2009, but had not issued its decision as of the date of this report. The registration of the new investors as Qianfeng’s shareholders and the related increase in registered capital of Qianfeng with the Administration for Industry and Commerce is pending the outcome of this law suit. If Jie’an prevails in its suit against Qianfeng, it would have the right to receive additional Qianfeng equity interests, and Dalin’s interests in Qianfeng would be reduced to approximately 41.3%. Whatever the outcome of the appeal, we will be able to retain control over Qianfeng due to our right to appoint a majority of Qianfeng’s directors.

See report of independent registered public accounting firm.

DALIN BIOLOGICAL TECHNOLOGY COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Dispute over Qianfeng Technical Consulting Agreement

In 1997, Qianfeng entered into a Technical Cooperation Agreement with Sin Kyung Ye, or Sin, a Korean individual, to provide certain fractionation equipment and transfer processing know-how to Qianfeng. In August 2004, Sin filed a law suit against Qianfeng with the Intermediate Court in Guiyang City, China, alleging non-payment of approximately, $14,670 (RMB 100,000) for his fractionation equipment and approximately, $733,500 (RMB 5,000,000) for the transfer of his technological know-how. The Intermediate Court ruled in favor of Sin and found that Qianfeng owed Sin approximately, $ 1,522,183 (RMB 10,376,160), but Qianfeng appealed the Intermediate Court ruling to the Guizhou High Court. The Guizhou High Court agreed in part with Qianfeng’s grounds for appeal and reduced the amount of know-how transfer fee to approximately, $289,060 (RMB 1,970,413). In May 2007, Sin appealed the Guizhou High Court’s decision to the People’s Supreme Court in Beijing. The People’s Supreme Court heard in April 2008, but had not issued its decision as of the date of this report.

Qianfeng Product Liability Claims

In January 2008, Qianfeng, along with two local hospitals and a local blood center, was sued in the Zhuhui District Court in Hengyang, Hunan province, China, by a resident of Hunan province, for approximately, $256,631 (RMB 1,749,358) in damages, in connection with his alleged HIV contamination via blood transfusion during the plaintiff’s treatment following an April 2006 traffic accident. The Zhuhui District Court awarded the plaintiff approximately, $29,340 (RMB 200,000), but found that the defendants were not responsible for his HIV contamination. All parties appealed to the Zhuhui Middle Court. On December 4, 2008, the Zhuhui Middle Court remanded the case to the lower court for retrial, on grounds that the HIV contamination could not be directly linked to the plaintiff’s treatment by the hospitals or to Qianfeng’s products. There have been no further developments on this case as of the date of this report.

On November 10, 2006, Qianfeng and eight other defendants were sued in the Sigu District Court of Hengyang County, Hunan province, China, by a resident of Hunan province, for approximately, $106,446 (RMB 725,606) in damages, in connection with his alleged Hepatitis C contamination via blood transfusion and injection of plasma-based products, during the plaintiff’s August 2004 treatment for hemophilia. On December 8, 2008, the Sigu District Court ruled in favor of the plaintiff and held Qianfeng liable for 10% of the total approximately, $2,680 (RMB 18,293) judgment against three of the defendants. All three defendants, including Qianfeng appealed the district court ruling to the Intermediate Court of the Hengyang County. On May 4, 2009, the Intermediate Court ruled against the defendants and sustained the original district court ruling. As of result, Qianfeng is liable and obligated to pay the plaintiff approximately, $2,680 (RMB 18,293) in damages and related court fees.

Administration Interference

Qianfeng is party to an administrative proceeding against the government of the Qiandongnan Autonomous Region, or the Qiandongnan Authorities, in Guizhou Province, China, in connection with the ownership of three of Qianfeng’s eight plasma stations in Guizhou Province. Qianfeng was authorized to acquire a total of eight plasma stations in Guizhou Province based on several national and provincial administrative authorizations issued by the PRC State Council and the Guizhou Ministry of Health between 2006 and 2007, but to date, the governmental authorizations have not been fully implemented by the Qiandongnan Authorities. In early 2007, Qianfeng submitted approximately $1,173,465 (RMB 8,010,000) to the local finance department of Sansui County, Qiandongnan, for acquiring the Sansui Plasma Collection Station ("Sansui"), but the local finance department refused to honor the purchase and returned the full consideration to Qianfeng. Furthermore, subsequent local rulings published by the Qiandongnan Authorities February 28, 2008 appear to authorize another private company to acquire the Sansui and two other stations, the Zhengyuan Plasma Collection Station and the Shibing Plasma Collection Station. In December 2008 Qianfeng filed an administrative review application with the People's Government of Guizhou Province, or the Guizhou Provincial Government, but the Guizhou Provincial Government has delayed to make a final decision pending further review of regulations regarding administrative authorizations. Qianfeng has received verbal notification from staff in the Guizhou Provincial Government that the Qiandongnan Authorities have withdrawn the local rulings authorizing acquisition of the three plasma stations, but management has not received any written confirmation of such withdrawal. As a result, Qianfeng has maintained its application with the Guizhou Provincial Government for a formal administrative ruling on its right to acquire all eight plasma stations in Guizhou Province. In addition, Qianfeng has set aside the purchase price payable for Sansui pending the outcome of the administrative review.

See report of independent registered public accounting firm.

DALIN BIOLOGICAL TECHNOLOGY COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 8 – Statutory reserves

The laws and regulations of the People’s Republic of China require that before foreign invested enterprise can legally distribute profits, it must first satisfy all tax liabilities, provide for losses in previous years, and make allocations, in proportions determined at the discretion of the board of directors, to the statutory reserve. The statutory reserves include the surplus reserve fund and the common welfare fund.

The Company is required to transfer 10% of its net income, as determined in accordance with PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital. As of December 31, 2008, a total amount of $3,791,602 still needed to be transferred to the statutory reserve. The transfer to this reserve must be made before distribution of any dividend to shareholders. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, The fund may also be utilized for business expansion or converted into share capital by issuing new shares to existing stockholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Note 9- Minority interest and distribution

The roll forward of minority interest in the balance sheet is shown below:

	Guizhou Qianfeng	Qianfeng
	Renyuan Biologic	Biological
	Products Co., Ltd	Products Co., Ltd

		Qianfeng
	Renyuan Minority	Minority	Total Minority
	Owners (75%)	Owners (46%)	Interest
January 1, 2007	$927,962	$-	$927,962
Net income (loss)	(147,192)	1,115,066	967,874
December 31, 2007	$780,770	$1,115,066	$1,895,836
Net income (loss)	121,193	6,629,940	6,751,133
December 31, 2008	$901,963	$7,745,006	$8,646,969

Note 10- Government Grant

Between 1998 and 2001, the Guiyang municipal government loan the Company’s subsidiary, Qianfeng, $850,020 (RMB 6,200,000) to be used for enterprise development and technology innovation purposes. On June 15, 2007, the Company received formal approval notification from the government to forgive the loan as well as interest incurred on the loan as government grant and the amount forgiven, totaled $1,109,337 (RMB 8,425,131) was recognized into other income as of December 31, 2007.

Note 11 – Subsequent event

Equity Transfer Agreement with Logic Express

On September 26, 2008, Logic Express Limited ("Logic Express"), a wholly-owned BVI subsidiary of China Biologic Product, Inc. through Logic Holdings, the newly established subsidiary in Hong Kong, entered into an Equity Transfer Agreement with the four individual shareholders of Dalin, Fan Shaowen, Chen Aimin, Chen Aiguo and Yang Gang, for the purchase of a total of a 90% equity interest in Dalin, for a price of $28,518,480 (RMB 194,400,000). Mr. Fan Shaowen, one of the original shareholders remains to hold 10% equity interest of the Company. By April 2009, Logic Express made three payments for total amount of approximately $25,638,850 (RMB 174,960,000), which represents 90% of the purchase price in accordance with terms of the equity transfer agreement. Logic Holdings is obligated to pay the fourth and final installment, representing the remaining 10% of the purchase price, on or before April 9, 2010, the one-year anniversary of the local Administration for Industry and Commerce’s approval of the equity transfer.

See report of independent registered public accounting firm.

DALIN BIOLOGICAL TECHNOLOGY COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

In accordance with the terms of the equity transfer agreement, Logic Holdings effectively became a 90% shareholder in Dalin, including the right to receive it’s pro rata share of the profits on January 1, 2009

Bank loans

On January 4, 2009, Qianfeng entered into a short term loan agreement with Industrial and Commercial Bank of China, Guiyang City Yunyan sub-branch for the amount of approximately $1,349,640 (RMB 9,200,000). This loan bears an interest rate of 8.541% and is guaranteed by one of the minority shareholder. This loan matures on July 3, 2009.

On February 17, 2009, Qianfeng entered into a short term loan agreement with Agricultural Bank of China, Guiyang City Yunyan sub-branch for the amount of approximately $440,100 (RMB 3,000,000). This loan bears an interest rate of 1.1 times of prevailing interest rate as published by Bank of China and is secured by Qianfeng’s building and machinery and equipment. The loan matures on February 16, 2010.

Dividend Declaration by Qianfeng

On March 11, 2009, Qianfeng’s board of directors declared a cash dividend in the amount of approximately $9,104,202 (RMB 62,060,000). The distribution of the cash dividend is based on the current equity ownership as registered with the Guiyang City AIC. According to the shareholders resolution of November 10, 2008, the cash dividend was applied to shareholders loans as described in the footnote 3 above. As a result of the cash dividend, the shareholder loans to Guizhou Eakan were reduced to an outstanding balance of approximately $207,033 (RMB 1,411,265) and the shareholder loan to Jie’an was reduced to an outstanding balance of approximately $598,528 (RMB 4,079,948).

See report of independent registered public accounting firm.